Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-155592 and 333-155593) and S-8 (Nos. 333-152748, 333-75768, 333-121769, 333-54274, 333-157584, 333-165044, 333-171308, 333-140629 and 333-41263) of ONEOK, Inc. of our report dated February 22, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
February 22, 2011